SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 10, 2000


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of registrant as specified in charter)




         Maryland                  0-11083                     13-3147497
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        (State or other    (Commission file No.)           (IRS Employer
          jurisdiction of                                     I.D. No.)
          incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip code)


         Registrant's telephone number, including area code 516-466-3100
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Item 2.  Acquisition or Disposition of Assets.
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         On February 10, 2000, in an ordinary course of business transaction,  a wholly owned subsidiary of registrant  acquired an  approximately  51,018 square
foot  building  located  on  approximately  4.3  acres  in  Plano,   Texas  (the
"Property")  for  approximately  $ 7.65  million.  The  Property  consists  of a
one-story  retail  building  and  is  net  leased  to  two  tenants.   Golfsmith
International Inc. occupies 25,018 square feet and BDP L.C., a Texas based franchisee of Bassett Furniture Industries, Inc. (NYSE:BSET) occupies 26,000 square feet. The basic terms of the leases expire in 2014 and 2013 and provide the tenants with lease renewal options through 2029 and 2028, respectively. The total current net annual rent is $783,315. In connection with the acquisition,
the  subsidiary   obtained  a  first  mortgage  from  General  Electric  Capital
Corporation in the amount of $5 million at a fixed rate of 8.26% which matures in ten years.


Item 7.  Financial Statements
-----------------------------
         Financial statements relating to the acquisition described in Item 2 have not been included in this report and will be filed prior to April 25, 2000.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ONE LIBERTY PROPERTIES, INC.

                                        By:/s/
                                           --------------------------
                                           Mark H. Lundy
                                           Secretary